As filed with the Commission on October 29, 2014 UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ROSEWOOD RESOURCES, INC.
(Exact name of Registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation or organization)
1000
(Primary Standard Industrial Classification Code Number)
61-1733971
(I.R.S. Employer Identification Number)
8 Dorset Place, 65 Dorset Road, Parkwood, Johannesburg, South Africa, 2193 Tel: 228-868-9352
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
AMERICAN CORPORATE ENTERPRISES, INC. 123 W. Nye Lane, Suite 129, Carson City, NV 89703 Tel: (888) 274-1130 Fax: (775) 884-9383
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Gary R. Henrie Attorney-at-Law 3518 North 1450 West Pleasant Grove, Utah, 84062 (Tel: 801-310-1419 E-mail: grhlaw@hotmail.com)
Gary R. Henrie Attorney-at-Law 3518 North 1450 West Pleasant Grove, Utah, 84062 (Tel: 801-310-1419 E-mail: grhlaw@hotmail.com)
As soon as practicable after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)		Smaller reporting company [ X ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share, previously issued to investor	25,000,000	$0.002	$50,000	$6.82
(1)Represents shares issued by Rosewood Resources, Inc. in a private placement transaction completed on June 18, 2013.
(2)This price was arbitrarily determined by Rosewood Resources, Inc.
(3)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 2014

The information contained in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ROSEWOOD RESOURCES, INC.

PROSPECTUS
--------------------------
25,000,000 SHARES
COMMON STOCK
-------------------------

This prospectus relates to the offering and sale of 25,000,000 shares of the common stock of Rosewood Resources, Inc. (the “Offered Securities”).  The offering price for the shares offered by this prospectus has been fixed at $0.002 per share.

	Offering Price	Proceeds to Ms. Kgomotso Lediga before Expenses and Commissions
Per Share	$0.002	$0.002
Total	$50,000	$50,000

Ms.Lediga , our sole stockholder and one of our executive officers and directors, is acting as an underwriter for the Offered Securities.  The Offered Securities were sold to Ms. Lediga at a price of $0.001 per share and are being re-offered and re-sold by Ms. Lediga at a fixed price of $0.002 per share.  We will not receive any of the proceeds received by Ms. Lediga with respect to this Offering other than the original subscriptions proceeds paid by Ms. Lediga for the Offered Securities.

Our common stock is presently not quoted or traded on any market or securities exchange.  Although we intend to apply for quotation of our common stock on the OTC Bulletin Board, public trading market for our common stock may never materialize.  Even if a public trading market materializes, the Offered Securities must be sold at a fixed price of $0.002 per share as Ms. Lediga is acting as an underwriter for this Offering.

Our Company is considered to be an Emerging Growth Company as defined under the Jumpstart Our Business Startup Act.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 3 through 7 before buying any shares of our common stock.

This Offering will terminate nine months after this prospectus is declared effective by the SEC.  None of the proceeds from the sale of stock Ms.Lediga will be placed in escrow, trust or similar account.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: October, 2014

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ROSEWOOD RESOURCES, INC.
PROSPECTUS

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GLOSSARY OF TECHNICAL GEOLOGICAL TERMS

The following defined technical geological terms are used in our prospectus:

Auriferous	A substance that contains gold and a gold-bearing mineral deposit.

Basal Till	Dominantly unsorted and unstratified drift – deposited directly or underneath a glacier without reworking by meltwater.

Basalt	A general term for dark-colored mafic igneous rocks, commonly extrusive but locally intrusive.

Brecciated	A rock type with angular fragments of one composition surrounded by rock of another composition or texture/

Chert	A hard, dense, dull to semivitreous, microcrystalline or cryptocrystalline sedimentary rock.

Clasts	Made up of fragments of pre-existing rocks.

Conglomerate	A course-grained clastic sedimentary rock, composed of rounded to sub-angular fragments larger than 2mm in diameter – like
.
Deposits	Mineral deposit or ore deposit is used to designate a natural occurrence of a useful mineral, or an ore, in sufficient extent and degree of concentration to invite exploitation.

Diabase	An intrusive rock whose main components are labradorite and pyroexe and that is characterized by ophite texture.

Dikes	A tabular igneous intrusion that cuts across the bedding and foliation of the country rock.

Fault Zones	A fault that is expressed as a zone of numerous small fractures.

Fractured	A way in which a mineral breaks when it does not have cleavage.

Granite	Course grained igneous rock intermediate in composition between granite and diorite.

Graywacke
An old rock name that has been variously defined but is not generally applied to a dark gray, firmly indurated, course-grained sandstone that consists of poorly sorted, angular to subangular grains of quartz and feldspar.

.
Greenschist	A schistose metamorphic rock whose green color is due to the presence of chlorite, epidote or actinolite.

Hematitic	Commonly associated with quartz and if reddish to bluish gray and might magnate in some cases.

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Isoclinally	Of or pertaining to equal direction of inclination; including or dipping in the same direction.

Komatiitic	Magnesium-rich ultramafic volcanic rock of high temperature orgin.

Limestone	Sedimentary rock consisting chiefly of calcium carbonate, primarily in the form of the mineral calcite, and with or without magnesium carbonate.

Mafic	A rock type consisting of predominately iron and magnesium silicate minerals with little quartz or feldspar minerals.

Metamorphosed	To change into a wholly different form or appearance.

Mineralization	The concentration of metals and their chemical compounds within a body of rock.

Porphyry	An igneous rock of any composition that contains conspicuous phenocrysts in a fine-grained groundmass; a porphyritic igneous rock.

Pyrite
The most common of the sulfide minerals. It is usually found associated with other sulfides or oxides in quartz veins, sedimentary rock and metamorphic rock, as well as in coal beds, and as the replacement mineral in fossils.

Quartz	A mineral whose composition is silicon dioxide. A crystalline form of silica.

Reserve	For the purposes of this prospectus, the part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves consist of:
1)      Proven (Measured) Reserves. Reserves for which: (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling; and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

2)      Probable (Indicated) Reserves. Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Sedimentary	A type of rock which has been created by the deposition of solids from a liquid.

Schist	A foliated rock created by action of heat and pressure on previously deposited rock.

Silica	Chemically resistant dioxide of silicon.

Stringers	A mineral veinlet or filament, usually one of a number, occurring in a discontinuous subparallel pattern in the host rock.

Sulfide	A mineral compound characterized by the linkage of sulfur with a metal or semimetal.

Syenite	A group of plutonic rocks containing alkali feldspar.

Synclinorium	A fold with younger layers closer to the center of the structure.

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Trenching	The removal of overburden to expose the underlying bedrock.

Tuff	Is a type of rock consisting of consolidated volcanic ash ejected from vents during a volcanic eruption.

Tuffaceous	Said of sediments containing up to 50% tuff.

Vein	An occurrence of ore with an irregular development in length, width and depth usually from an intrusion of igneous rock.

Volcanic	Characteristic of, pertaining to, situated in or upon, formed in, or derived from volcanoes.

Wacken	Rocklike clay formed by the decomposition of basalts in situ.

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SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Rosewood” refers to Rosewood Resources, Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our common stock.

Overview of Our Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We will have a 51% undivided interest in a single patented mineral claim (MR6061) called the Knott Lake Property (“Knott Lake”) once we have exercised the Option Agreement noted below.  A patented mineral claim is one that the title to the ground has been conveyed to the holder and no further assessment work need be done; however taxes must be paid.  The Knott Lake is located about 1.3 km northeast of the community of Matachewan in northeast Ontario, Canada.  Our plan is to conduct mineral exploration activities on the Knott Lake in order to assess whether it possesses commercially extractable deposits of gold.   To date we have undertaken surface exploration work which is detailed under “Properties”.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of—

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Our Company is a start-up, exploration mining company formed to explore mineral properties in Canada which, hopefully, will contain gold.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of the Knott Lake. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the Knott Lake, or if such deposits are discovered, that we will enter into further substantial exploration programs.   We currently do not have sufficient financial resources to meet the anticipated costs of completing Year 2 exploration program on the Knott Lake as required under the Option Agreement.  Accordingly, we will need to obtain additional financing in order to complete our plan of operation and meet our future obligations as they come due.

About Us

We were incorporated on June 17, 2013 under the laws of the State of Nevada.  Our principal office is located at 8 Dorset Place, 65 Dorset Road, Parkwood, Johannesburg, South Africa, 2193.   Our telephone number is 228-868-9352 and our e-mail address is bgordonbrooke@gmail.com.

The Offering

Securities Being Offered:	Up to 25,000,000 shares of our common stock, par value $0.001 per share.
Offering Price:	The offering price of the common stock has been set at a fixed price of $0.002 per share.
Underwriter:
Kgomotso Joyce Lediga, one of our executive officers, directors and currently our sole stockholder, is acting as an underwriter for this Offering.  Ms. Lediga purchased shares of our common stock being offered in a private placement transaction on June 18, 2013 at a price of $0.001 per share or $90,000 in the aggregate. The issuance of the shares by us to Ms. Lediga was exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).  The proceeds of any sale of our common stock made by Ms. Lediga under the Offering will be kept by Ms. Legida.

Duration of Offering:	This Offering will terminate nine months after this prospectus is declared effective by the SEC.
Minimum Number of Shares To Be Sold in This Offering:	None.
Common Stock Outstanding Before and After the Offering:
90,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by Ms. Lediga as an underwriter of the Offering.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by Ms. Lediga.
Risk Factors:	See “Risk Factors” below and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains statements that constitute forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” and similar expressions and variations thereof are intended to identify forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our growth strategies, (b) anticipated trends in our industry, (c) our future financing plans, (d) our anticipated needs for working capital and (e) the benefits related to ownership of our common stock. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements for the reasons, among others, described within the various sections of this Prospectus, specifically the section entitled “Risk Factors” beginning on below. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business,” as well as in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur as projected. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this Prospectus or to reflect the occurrence of unanticipated events.

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The quotation price of our common stock, if we obtain a public quotation at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Business

We need to raise capital to complete Year 3 of our exploration plan as set forth in the Option Agreement.

We estimate that, with our cash balance being $61,890 as of July 31, 2014, we have sufficient cash to continue operations for twelve months provided even if we carry out the Year 2’s exploration activity as set forth in the Option Agreement under “Properties” since in September 2014 one of our directors advanced $50,000 to the Company.  We are in an exploration stage. When we undertake Year 2 exploration activities and its results are positive, we intend to initiate further exploration activities in Year 3 when we have adequate funds on hand to do so.  Therefore, we will need to raise additional capital to undertake further exploration activities for Year 3.  No assurance can be given that we are successful in raising additional capital. As contained in this prospectus, our estimate cash on hand, when considering an advance of $50,000 from one of our directors in September 2014 and payment of Year 2 exploration program in the amount of $35,000 will be $14,072 after other obligations have been met. We are filing this registration statement in order to become a reporting issuer under the Exchange Act and to obtain a sufficient number of shareholders to enable our common stock to become quoted on the OTC Bulletin Board (“OTCBB”).  Our ability to obtain additional financing could be subject to a number of factors outside of our control, including the results from our exploration program, and any unanticipated problems relating to our mineral exploration activities, including environmental assessments and additional costs and expenses that may exceed our current estimates.   However, we believe that, if our common stock is quoted on the OTCBB, of which there is no assurance, our ability to raise additional funds from investors will be enhanced.  If we are unable to obtain additional financing in the amounts and when needed, our business could fail.

We have no known mineral reserve on the Knott Lake.

We are in the initial stage of our exploration program on the Knott Lake in that we have only completed surface work comprising soil and rock sampling.  It is unknown whether the Knott Lake contains viable mineral reserves.  If we do not find a viable mineral reserve on the Knott Lake, or if we cannot exploit the mineral reserve, either because we have insufficient capital resources or because it is not be economically feasible to do it, we may have to cease operations and any investor in our common stock might lose their entire investment.  Exploring for minerals is a highly speculative endeavor and it involves many risks and is often non-productive.  Even if we are fortunate to discover a mineral reserve on the Knott Lake our production capabilities will be subject to further risks and uncertainties including:

(i)
Costs of bringing Knott Lake into production including exploration work, preparation of production feasibility studies, and construction of production facilities, all of which we have not budgeted for;

(ii)	Availability and costs of financing;
(iii)	Ongoing costs of production; and
(iv)	Environmental compliance regulations and restraints.

The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the lack of milling facilities and processing equipment near the Knott Lake, and such other factors as government regulations, including regulations relating to allowable production, importing and exporting of minerals, and environmental protection.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, there is a good chance we will be a business failure.

Any one purchasing shares under this prospectus must be aware of the difficulties normally encountered by new mineral exploration companies such as ours and the high rate of failure of such mineral companies. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of Knott Lake. These include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.  The Knott Lake does not contain a known body of commercial ore and, therefore, any program conducted on our mineral property would be an exploratory search of ore.  There is no certainty that any expenditures made in the exploration of the Knott Lake will result in discoveries of commercial quantities of ore.  Most exploration projects do not result in the discovery of commercially mineable deposits of ore.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  If the results of our exploration program do not reveal viable commercial mineralization, we may decide to abandon the Knott Lake and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon our possessing sufficient capital resources to purchase such claims. If we do not have sufficient capital resources and are unable to obtain sufficient financing, we may be forced to abandon our operations.

Lack of future exploration work on the Knott Lake will result in us losing our percentage interest as outlined in the Option Agreement.

Under the Option Agreement entered into in September 2013, we are required to spend on exploration in Year 1 the sum of $20,000  which we have spent already, a further $35,000 in Year 2 which has been advance by one of our directors and a further $50,000 in Year 3 as well as a cash payout of $25,000.  If we fail to make any of these payments we will not be able to exercise the option and therefore would have no interest at all in the Knott Lake.

We face significant competition from other mineral exploration companies.

We are an exploration stage company in the early stage of exploration.  We will be competing with other mining and exploration companies possessing greater financial resources and technical facilities than we do.  Accordingly, these other mineral exploration companies may be able to spend greater amounts on hiring and retaining qualified personnel to conduct their planned exploration activities, which could cause delays in our exploration program.  In addition, there is significant competition for a limited number of mineral properties.   Due to our weaker financial position, we may be unable to acquire rights to new mineral properties on a continuing basis.

Mineral exploration and development activities are inherently risky. If such an adverse event were to occur it may result in a loss of your investment.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production.  Most exploration projects do not result in the discovery of commercially mineable deposits of ore.  The Knott Lake, our sole property, does not have a known body of commercial ore. Should our mineral claim be found to have commercial quantities of ore, we would be subject to additional risks respecting any development and production activities. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. We do not carry liability insurance with respect to our mineral exploration operations and we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards. There are also physical risks to the exploration personnel working in the terrain of our claim.

As we undertake exploration of the Knott Lake, we will be subject to compliance with government regulations that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict mineral exploration.  We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada.  The main agency that governs the exploration of minerals on the Knott Lake is the Ministry of Mines for Ontario. The main concern regarding the Knott Lake is future environmental requirements.  Certain requirements under the environmental laws relate to disturbing small streams where habitat for small fish and frogs have dwelled for centuries.  If Knott Lake merits additional exploration or extraction work, it is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations.  It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration, development, or mining operations on our mineral property.  See “Business - Government Regulation” below.

Both of our two officers and directors have other business interests which require them to devote time  which may result in periodic interruptions or suspensions of exploration.

Both are two directors and officers have other business interests which they have to spend time on.  Kgomotso Joyce Lediga spends only 10 hours a month on the affairs of our Company while Gordon Brooke spends only 15 hours a month.  This being the case, our operations may be sporadic and occur at times that are not convenient to both of them.   Consequently, our business activities may be periodically interrupted or suspended.

Because our officers and directors do not have technical training or experience in geology, we will have to hire qualified personnel to fulfill these functions. If we lack funds to retain such personnel, or cannot locate qualified personnel, we may have to suspend or cease exploration activity or cease operations which will result in the loss of your investment.

None of our management team has experience geology.  As a result their decisions and choices may not take into account standard managerial approaches mineral exploration companies commonly use. Consequently our ultimate financial success could suffer irreparable harm due to certain of management's lack of experience.

If the Company is unable to hire and retain key personnel, it may not be able to implement our business plan and our business will fail.

The Company’s success will largely depend on its ability to hire or contract highly qualified personnel with experience in geological exploration. These individuals may be in high demand and the Company may not be able to attract the staff it need. In addition, it may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, the Company has not hired any key personnel. Its failure to hire key personnel when needed could have a significant negative effect on our business.

Because the prices of gold fluctuate, if the price of this metal, for which we are exploring, decreases below a specified level, it may no longer be profitable to explore for this metal and we will cease operations.

Gold prices are determined by such factors as expectations for inflation, the strength of the United States dollar, global and regional supply and demand, and political and economic conditions and production costs in gold producing regions of the world.  The aggregate effect of these factors on gold prices is impossible for us to predict. In addition, the prices of gold are sometimes subject to rapid short-term and/or prolonged changes because of speculative activities. The current demand for and supply of gold affects its price, but not necessarily in the same manner as current supply and demand affect the prices of other commodities. The supply of gold consists of new production from mining. If the price of gold is, for a substantial period, below our foreseeable cost of production, it may not be economical for us to continue operations and you could lose your entire investment.

Our directors and officers are not residents of the United States making the enforcement of liabilities against them difficult.

Our directors and executive officers reside outside the United States in Canada and South Africa.  If a shareholder had a desire to sue them for damages, the shareholder would have to serve a summons and complaint.  Even if personal service is accomplished and a judgment is entered against our directors in the United States, the shareholder would then have to locate the assets of our directors, and register the judgment in both Canada and South Africa.

Risks Related To The Ownership of Our Stock

Because our Chief Executive Officer, President and Director, Kgomotso Joyce Lediga, currently owns 100% of our issued and outstanding shares and is anticipated to own 72.2% of our issued and outstanding shares upon completion of this offering, investors may find that corporate decisions controlled by Ms. Lediga are inconsistent with the interests of other stockholders.

Kgomotso Joyce Lediga, our Chief Executive Officer, President, and Director, currently owns 100% of our issued and outstanding shares of common stock and is anticipated to own 72.2% of our issued and outstanding shares upon completion of this offering. Accordingly, in accordance with our Articles of Incorporation and Bylaws, Ms. Lediga is able to control who is elected as a director and thus could act, or could have the power to act, as our management. Since Ms. Lediga is not simply a passive investor, but is also one of our executive officers and directors, her interests as an executive officer and director may, at times, be adverse to those of passive investors.  Where those conflicts exist, our shareholders will be dependent upon Ms. Lediga exercising, in a manner fair to all of our shareholders, her fiduciary duties as an officer or as a director. Also, due to her stock ownership position, Ms. Lidiga will have: (i) the ability to control the outcome of most corporate actions requiring stockholder approval, including amendments to our Articles of Incorporation; (ii) the ability to control corporate combinations or similar transactions that might benefit minority stockholders which may be rejected by Ms. Lediga to their detriment; and (iii) control over transactions between her and Rosewood.

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We sold 90,000,000 shares of our common stock at a price of $0.001 per share to Ms. Lediga on June 18, 2013.  We will not receive any of the proceeds received by Ms. Lediga pursuant to the Offering to which this Registration Statement relates, other then the subscription price already paid by Ms Lediga for the securities being sold in this Offering.  We will likely be required to conduct additional equity offerings in the future to finance our exploration program on the Knott Lake or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than the price per share under this prospectus. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us could become diluted.

If a market for our common stock does not develop, stockholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. Upon obtaining a sufficient number of shareholders, we intend to apply for quotation of our common stock on the OTCBB whereby:

●	We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the FINRA personnel; and

●	We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the SEC.

From the date of this Prospectus, we estimate that it will take us between twelve to eighteen weeks to be approved for a quotation on the OTCBB.  However, we can provide no assurance that our shares will be approved for quotation on the OTCBB or, if quoted, that a public market will materialize.  If our common stock is not quoted on the OTCBB or if a public market for our common stock does not develop, stockholders may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

The number of shares being registered for sale in this Prospectus is significant in relation to our outstanding shares and may depress our share price.

The shares being registered by this Prospectus, 25,000,000, if sold in the market all at once or at about the same time, could depress the market price during the period the registration statement remains effective.

Penny Stock Regulations Affect Our Stock Price, Which May Make It More Difficult For Investors To Sell Their Stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our securities are subject to the penny stock rules, and investors may find it more difficult to sell their securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the underwriter, Kgomotso Joyce Lediga.  The common stock being sold through this prospectus was sold by us to Ms. Lediga on June 18, 2013 at a price of $0.001 per share or $90,000 in the aggregate.

DETERMINATION OF OFFERING PRICE

The $0.002 per share offering price of our common stock was arbitrarily determined based on our internal assessment of what the market would support.  There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTCBB for quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”) and upon completion of this Offering.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.  Ms. Lediga is deemed to be an underwriter for this Offering and must offer her shares at a fixed price of $0.002 per share even if our shares are quoted on the OTCBB prior to the termination of this Offering.

DILUTION

The common stock to be sold in this Offering is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing stockholder(s).

SELLING SECURITY HOLDER

The 25,000,000 shares of common stock offered through this prospectus and currently owned by Kgomotso Joyce Lediga, the underwriter for this Offering. Ms. Lediga acquired 90,000,000 shares of our common stock at a price of $0.001 per share on June 18, 2013.  The private placement was exempt from registration under section 4(2) of the Securities Act.  As of the date of this prospectus, Ms. Lediga is our sole stockholder.

The following table provides as of August 31, 2014 information regarding the beneficial ownership of our common stock held by Ms. Lediga, including:

1.	the number of shares beneficially owned by Ms. Lediga prior to this Offering;
2.	the total number of shares that are to be offered by Ms. Lediga;
3.	the total number of shares that will be beneficially owned by Ms. Ledigal upon completion of the Offering; and
4.	the percentage expected to be owned by Ms. Lediga upon completion of the Offering.

Name Of Selling Stockholder(1)	Beneficial Ownership Before Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering(1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Kgomotso Joyce Lediga(3)	90,000,000	100%	25,000,000	65,000,000	72.2%
TOTAL	90,000,000			65,000,000

Notes:

(1)
Ms. Lediga owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.  The numbers in this table assume that Ms. Ledgia does not sell shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all the shares offered are sold.

(2)
Applicable percentage of ownership is based on 90,000,000 common shares outstanding as of the date of this prospectus, plus any securities held by such security holder exercisable for or convertible into common shares within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(3)	Ms. Lediga has served as our Chief Executive Officer, President, and director since June 18, 2013.

PLAN OF DISTRIBUTION

The shares of our common stock being offered through this prospectus will be sold by Kgomotso Joyce Lediga as underwriter.  Ms. Lediga will commence selling the shares being offered promptly after this registration statement is declared effective and she may continue to sell those shares on a continuous basis for a period of nine months thereafter.

The shares being sold by Ms. Lediga pursuant to this Offering will be sold at a fixed price of $0.002 per share, even if a public trading market for our common stock develops.

Ms. Lediga will keep all of the proceeds from any sales of the shares Offering in this prospectus.  Ms. Lediga purchased the shares offered in this prospectus from us at a price of $0.001 per share or $90,000 in aggregate on June 18, 2013.

We can provide no assurance that all or any of the common stock offered will be sold.

The estimated costs of this Offering are as follows:

Expenses(1)	US($)
SEC Registration Fee	$ 3.41
Transfer Agent Fees	1,500
Accounting Fees and Expenses	6,000
Form S-1 expenses	11,500
Miscellaneous- photocopying and courier	1,000
Total	$ 20,003

Notes:
(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be paid by Ms. Lediga.  Ms. Lediga, however, will pay any other expenses incurred in selling her common stock, including any brokerage commissions or costs of sale.

The estimated costs of this Offering are $20,003.  Rosewood will bear all costs relating to the registration of the 25,000,000 common stock.

Ms. Lediga must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. Ms. Lediga is deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales.  In particular, during such times as Ms. Lediga may be deemed to be engaged in a distribution of the common stock, and therefore be deemed to be an underwriter, she must comply with applicable law and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock; and

2.	No bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If another underwriter is selected in connection with this Offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and the Company will file the underwriting agreement as an exhibit to this prospectus.

Ms. Lediga is aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by her and that there are restrictions on market-making activities by persons engaged in the distribution of the shares.  Under Regulation M, Ms. Lediga or her agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while Ms. Lediga is distributing shares covered by this prospectus.  Accordingly, Ms. Lediga is not permitted to cover short sales by purchasing shares while the distribution is taking place.  Ms. Lediga is advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Under our Articles of Incorporation, the total number of shares that we shall have authority to issue is 650,000,000 shares of common stock with a par value of $0.001 per share.

As of September 30, 2014, a total of 90,000,000 shares of common stock are issued and outstanding, held by one (1) registered stockholder, being one of our executive officers and directors. All issued and outstanding shares of common stock are fully paid and non-assessable.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.  This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Section 8 of our Bylaws, at least one percent of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of our stockholders in order to constitute a valid quorum for the transaction of business.  Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action, provided, however, that directors shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote.  Certain fundamental corporate changes such as the liquidation of all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote.

Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities.  There are no redemption or sinking fund provisions applicable to our common stock.

In the event of the liquidation, dissolution or winding up of our affairs, all our assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of our common stock.

Dividend Policy

We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain earnings, if any, to finance the growth of the business. We cannot assure you that we will ever pay cash dividends.  Our ability to pay cash dividends in the future will depend on the Company’s financial condition and results of operations and other factors that the Board of Directors will consider.

The holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our board of directors, from funds legally available for that purpose.  Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)
except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Our Articles of Incorporation and Bylaws do not contain provisions restricting our ability to pay dividends of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in our company.  Nor was any such person connected with our company, a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary R. Henrie, attorney-at-law, has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock.   He has given his opinion on the tradeability of the shares under Exhibit 5 attached to the Form S-1 filed with the SEC.

DKM Certified Public Accountants (“DKM”), our independent registered public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  DKM has presented their report with respect to our audited financial statements.  The report of DKM is included in reliance upon their authority as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT

Business

We were incorporated on June 17, 2013 pursuant to the laws of the State of Nevada.

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We have a 51% option interest in a mineral property that we call the “Knott Lake” consisting of a single patented mining claim (MR6061) in Cairo Township located about 1.3 km northeast of the community of Matachewan in northeast Ontario. Our plan is to implement our exploration program as set forth under the Option Agreement dated September 11, 2013 whereby we incurred exploration expenses in the first year of $20,000, additional exploration expenses on the second anniversary of $35,000 and on the third anniversary an addition $50,000 as well as a cash payment of $25,000 to earn our 51% interest in the property.  A description of the Knott Lake is provided under the heading “Properties” below.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of the Knott Lake. We are presently in the exploration stage of our business and we can provide no assurance that commercially viable mineral deposits exist on the Knott Lake, or that, if such deposits are discovered, we will be able to enter into further substantial exploration or development programs.  Further exploration is required to determine the economic and legal feasibility of the Knott Lake.

Government Regulations

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of Ontario, Canada. The main agency that governs the exploration of minerals in Ontario is the Ministry of Northern Development and Mines (“NDM”). The NDM manages the development of Ontario’s mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the NDM regulates and inspects the exploration and mineral production industries in Ontario to protect workers, the public and the environment.

The material legislation applicable to us is the Mining Act (Ontario), which governs the procedures involved in the location, recording and maintenance of mineral titles in Ontario. The Mining Act also governs the issuance of leases which are long term entitlements to minerals.

All mineral exploration activities carried out on a mineral claim or mining lease in Ontario must be in compliance with the Mining Act. The Mining Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. It outlines the powers of the NDM, to inspect mines, the procedures for obtaining permits to commence work in, on or about a mine and other procedures to be observed at a mine.  Additionally, various provincial statutes contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision.

We will not be required to obtain a permit for geochemical and/or geophysical exploration work carried out on our property.  In the event that we wish to conduct drilling on the property, we will be required to file a permit application with the NDM.  As of the date of this prospectus, we have not applied for such a permit.

The Mining Act also provides that a company planning to mine a property must submit a detailed “Closure Plan” must be submitted to the NDM for development activities. A closure plan outlines how the affected land will be rehabilitated and the costs associated with doing so. A closure plan must be developed and acknowledged by the NDM before mine development can begin.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Natural Resources and Forestry. Items such as waste approvals may be required from the Ministry of Environment and Climate Change if the proposed exploration activities are significantly large enough to warrant them. Waste approvals refer to the disposal of rock materials removed from the earth which must be reclaimed. An environmental impact statement may be required.

In order to maintain our mineral claims in good standing, we must complete exploration work on the mineral claims and file confirmation of the completion of work on the mineral claims with the applicable mining recording office of the NDM. In Ontario, the recorded holder of a mineral claim is required to perform a minimum amount of exploration work on a claim. We will be required to complete assessment work equal to CAD $400 per unit by the second anniversary and CAD $400 per unit for each year thereafter. There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. The completion of mineral exploration work in any year will extend the existence of our mineral claims for one additional year. If we fail to complete the minimum required amount of exploration work, then our mineral claims will lapse, and we will lose all interest that we have in our mineral claims.

Environmental Regulations

We will have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event that a potentially economic deposit is discovered.

Prior to undertaking mineral exploration activities, we must make application for a permit, if we anticipate disturbing land. A permit is issued after review of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit, if needed. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

(i)	Water discharge will have to meet drinking water standards;
(ii)	Dust generation will have to be minimal or otherwise re-mediated;
(iii)	Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;
(iv)	An assessment of all material to be left on the surface will need to be environmentally benign;
(v)	Ground water will have to be monitored for any potential contaminants;
(vi)	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
(vii)	There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Competition

We are an exploration stage company and will have to compete with other mineral resource exploration companies for funds to finance our exploration activities and if require to acquire other mineral properties. Unfortunately many of the exploration companies in Canada have more money, more qualified personnel and greater knowledge of the mining industry in Ontario than we do.   They are able to spend considerable more money and attract more qualified staff than we can.  This being the case they can acquire mineral properties with more potential and thereby attract more potential investors.   There are only a limited number of investors who are willing to invest in a start-up exploration stage company.   This being the case it will have an effect on our ability to raise funds for the exploration of the Knott Lake.  In addition, we might be restricted from obtaining equipment for our exploration work due to the other companies having the financial capabilities of acquiring better and more sophisticated equipment which we might not be able to afford.

Employees

As of the date of this prospectus, we have no employees other than our two executive officers and directors.  We have engaged the services of Douglas Turnbull, Professional Geologist, to assist the Board of Directors in analyzing the results on the Knott Lake property.  In this regard the Company has entered into a Consulting Contract whereby starting September 15, 2014 Mr. Turnbull will be paid $1,000 for a maximum of twenty four months.   The Directors can terminate this contract at any time.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Properties

On September 11, 2013, the Company entered into an Option Agreement (“Option”) with Gordon Davidson (“Optionor”) whereby the Company was granted an exclusive option to acquire a fifty-one percent (51%) undivided interest in and to the Knott Lake Property (“Property”) consisting of a single patented mining claim (MR6061) in Cario Township located about 1.3 km northeast of the community of Matachewan in northeast Ontario, Canada.

In order to exercise the Option, the Company will be required to:

(a)	incur Exploration Expenditures of $20,000 on or before the first anniversary date of the Option (Paid);

(b)	incur additional Exploration Expenditures of $35,000 on or before the second anniversary date of the Option; and

(c)	incur additional Exploration Expenditures of $50,000, and grant a cash payment of $25,000 on or before the third anniversary date to this Option.

If and when the Option has been exercised an undivided fifty-one percent (51%) right, title and interest in and to the Property shall vest in the Company free and clear of all charges, encumbrances and claims.

Upon the Company being deemed to have earned a fifty-one percent (51%) interest in the Property, the Company and the Optionor shall participate in a joint venture (the “Joint Venture”) for the purpose of further exploration and development work on the Property and if warranted, the operation of one or more mines on the Property.

The participating interests of the parties at the time of the Joint Venture is formed shall be:

The Company                                           51%
The Optionor                                           49%

Each party shall be responsible for payment of its proportional share (based on its participating interest) of the operating and capital costs of the Joint Venture’s operations, including reclamation and remediation obligations and any security required thereof.   The Optionor shall retain a 2% Net Smelter Royalty in future production from the Property regardless of its participating interest in the Joint Venture.

Upon formation of the Joint Venture, a Management Committee, formed by members from each party and holding voting rights in accordance with each party’s participating interest, shall be established which shall make all decisions, on a simple majority vote, which are required to be made by the Joint Venture parties with respect to the Joint Venture’s operation.  The Management Committee shall have the authority to establish its own rules on how meetings of the Management Committee shall be called and conducted.

The Manager shall be subject to the direction and control of the Management Committee.  The Company shall have the right to be the Manager of the Joint Venture and to manage and operate the exploration, feasibility study, mine development and mining phases of the project during the term of the Joint Venture.

The Manager shall propose the work programs and budgets following the formation of the Joint Venture in accordance with the instructions of the Management Committee.  Each party shall have sixty (60) days from the date of receipt of a program to notify the Manager as to whether it will participate at its interest level or whether it will not participate.  The participating interest of a party which elects not to participate shall be proportionately diluted in accordance with the dilution formula set out below.  A party which fails to so notify the Manager within the time required shall be deemed to have elected to participate in a work program and be diluted as aforesaid may only be exercised prior to a production decisions.  A party which elects not to participate in a program shall not be subject to dilution to the extent that the expenditures under such program exceed one hundred fifteen percent (115%) of the budget for such program.

The dilution formula shall be as follows:

percentage participating interest of party Y = (A+B) x 100
    C
Where:

A = deemed expenditures of party Y
B = actual expenditures of party Y
C = total expenditures (deemed and actual) of all parties

Deemed expenditures are assigned a value based on work done by the Company in order to earn its participating interest.  Thus, the deemed expenditures for the parties shall be as follows:

If the participating interest of parties are:	Their deemed expenditures upon formation of the Joint Venture share be:

The Company - 51%	$ 105,000
The Optionor - 49%	$ 100,882

For the purpose of calculating B and C above, actual expenditures are those expenditures made by a party after formation of the Joint Venture, provided that such actual expenditures shall exclude costs made or incurred and included in Exploration Expenditures prior to the day that the Management Committee gives notice to the parties of the formation of the Joint Venture but paid subsequent to formation of the Joint Venture.

Any Exploration Expenditures made or incurred by the Company in excess of the Exploration Expenditures required to earn its interest in the Property shall be credited to the Company’s contribution to the first work program after formation of the Joint Venture and shall not automatically dilute the participating interest of the Optionor on formation.

The Option shall terminate:

(a)	upon the Company failing to incur or make any expenditures which must be incurred in exercise of the Option; or

(b)	at any other time, by the Company giving notice of such termination to Optionor.

Knott Lake Property

The Knott Lake property consists of a single patented mining claim (MR6061) approximately 7.61 hectors  in Cairo Township located about 1.3 km northeast of the community of Matachewan in northeast Ontario.  Prior to the work described below, no exploration activity has been carried out on the Knott Lake property since the 1930’s.  The exploration work completed in October 2013 consisted of soil sampling and basal till sampling in addition to geological mapping.  The results indicated that soils and basal tills within this property are anomalously enriched in gold when compared to surrounding properties.  These geochemical anomalies are spatially associated with the contact between Temiskaming Group sediments and Larder Lake Group volcanics which is considered to be a favorable setting for gold mineralization.  In addition, a review of assessment data from surrounding properties indicates that IP chargeability anomalies traverse the property, and they appear to reflect splays off the Cadillac-Larder Lake Break.

The exploration work was carried out in 2013 on the Knott Lake property.  This work was carried out under the terms of an option agreement between Gordon Davidson, the holder of the Knott Lake, and Rosewood Resources Inc, who is earning an interest in this property by funding exploration costs.  The field program was carried out between October 1 and 4, 2013 by Cove Exploration Services Ltd on behalf of Rosewood Resources Inc.

Property Description and Location

The Knott Lake property consists of a single patented mining claim (MR6061) in Cairo Township located about 1.3 km northeast of the community of Matachewan, and 50 km southwest of Kirkland Lake in northeast Ontario – refer to map below.  Access to the property is via a good quality bush road leading from highway 66, and the property boundary is only 600 meters from the highway.  The area within this claim is high and dry with no swamps, and forest cover consists of a mixture of poplar, birch and jack pine.  Since this property is a patented claim, there are no assessment requirements.  There are only modest annual tax payments payable to the Township of Matachewan for property taxes, and to the Ontario Ministry of Northern Development and Mines for sub-surface rights.

MAP OF ONTARIO WHERE KNOTT LAKE PROPERTY IS LOCATED

Historical Work

No historical exploration has been carried out on the Knott Lake property since the 1930’s when this claim was optioned to Matachewan Hub Pioneer Mines Ltd.  At that time, a trench was excavated, and a shaft and crosscut was constructed adjacent to the trench within the Knott Lake property claim.    According to the engineer’s report at the time, a trench on or near to MR6061 intersected carbonated schist carrying numerous stringers of honey-combed quartz.  Panning of this rusty material near bedrock invariably gave several colors in the pan.  No assays from this trench are reported.  A two-compartment shaft 7’ X 11’ was sunk to a depth of 50 feet and timbered.  A crosscut was then driven 45 feet to the south.

There has been substantial exploration work carried out over the past few decades on claims surrounding the Knott Lake property, and much of this data is publically available as assessment reports.

N
Webb Lake
Moyneur Lake
Matachewan Lake
Knott Lake
MAT-06-08A
MAT-95-01
MAT-95-02
MAT-05-01
Matachewan
0
0.5
1
kilometres
Legend
Drill Holes
Shaft
Larder Lake - Cadillac Fault
A0 Soil Anomaly
Strong
Weak
Other Claims/Dispositions
Cove Exploration Services Ltd.
Knott Lake Property
Compilation Map

Geological Setting and Mineralization

Regional Geology

The Knott Lake property is situated in the southwestern Abitibi Greenstone belt of the Superior Province.  The volcanic strata of the Matachewan area have been assigned to the Larder Lake and Kinojevis Groups.  The Larder Lake Group of volcanic rocks consists of mainly pillowed and massive basalt flows with less common komatiitic flows.  The Kinojevis Group of volcanic rocks are pillowed and massive basalts, mafic to intermediate tuffs, and cherty tuffaceous units.  The volcanic rocks are overlain, in places conformably, by a narrow belt of conglomerate, arkose, greywacke and quartzite that are characteristic of the Timiskaming Group   A summary geological map of the Matachewan area is shown below.

The Matachewan area borders the northwest margin of the Round Lake Batholith, and is on the south limb of a major synclinorium, the axis of which trends westerly approximately 11 kilometres north of the area.  The dominant feature is the Cairo stock, a large (13x8 km) syenite intrusion centred mainly in the eastern half of the area.  The Cairo stock and related dikes and plugs of trachytic syenite and syenite porphyry intruded an isoclinally folded and greenschist facies metamorphosed sequence of Archean volcanic and sedimentary rocks.  Syenitic intrusives seem to preferentially intrude Timiskaming sediments or the contact between the sediments and the volcanics.

It is the contact zones of the more southerly sedimentary sequence with the underlying volcanics, in association with syenite intrusions, which has formed the focal point for the known gold mines in the area. This contact zone is typically sheared and strongly altered.

Diabase dikes of the Matachewan swarm intrude all the above Archean volcanics and sediments, and are post-ore.

In the southwestern and southeastern parts of the Matachewan area, early Proterozoic glaciogenic sedimentary rocks of the Gowganda Formation, unconformably overlie the Archean rocks and the diabase dikes.  Regionally, the Proterozoic sedimentary rocks strike north-northeast and dip gently, usually less than 20 degrees.

A number of major faults traverse the Matachewan area, notably the northeast-trending Cadillac-Larder Lake Break (CLLB) and the northwest-trending Montreal Fault.  Numerous other northerly trending faults (including the Knott Lake Fault that lies beneath Knott Lake) are known in the Matachewan area, many of which are filled by diabase dikes. The CLLB and related faults i.e. Galer Lake Fault, Kincaid Fault, Holmes Lake Fault, as shown below, are composite structures.  The CLLB has apparently had a long history of re-activation as Gowganda Formation sediments frequently show steep dips where they overlie this fault.

Property Geology

Virtually the entire claim is underlain by Archean metasediments and metavolcanics; the contact with Proterozoic sediments closely follows the southern claim line.  Basalts of the Larder Lake Group have been mapped in the southwestern corner of the Knott Lake property; however this lithology is believed to be more extensive than this based on outcrops examined in this field program.  Most of the property is underlain by Timiskaming metasediments, which in the area of interest, fine northwards.  Conglomerates at the base of the Timiskaming grade upwards into greywacke, sandstone and siltstone.  Small bosses of syenite have been mapped immediately to the north and west of the property.  In the Matachewan area, the Cadillac-Larder Lake Break is masked by Gowganda Formation, which is interpreted to be about one km south of the property boundary.

Gold Mineralization

The gold mines of the Matachewan camp are located near the highly deformed contact between the Timiskaming Group sedimentary rocks and the Larder Lake Group volcanic rocks.  Significantly, this contact is in close proximity to the westward extension of the Larder Lake-Cadillac Break.  Irregular syenite bodies have intruded the supracrustal rocks, parallel to the strata and the structural fabric, along and near the sediment-volcanic contact.  Syenite is much more abundant within the Timiskaming Group than within the volcanic rocks.  The main syenite body localized along the Timiskaming – Larder Lake Group contact in the camp, which is the main ore host.

Two types of epigenetic gold mineralization are found in the Matachewan camp:

1)	syenite-hosted ore, which comprised most of the ore from the MCM and all of the ore extracted from the YDM as well as 85% of camp production, and,
2)	green carbonate (volcanic hosted) ore, while subordinate in tonnage, was higher grade.

All of the ore bodies plunge steeply to the southwest, parallel to the mineral/extension/intersection lineation developed within the deformed volcanic and sedimentary rocks.

Green carbonate ore bodies were irregular and had limited vertical extents although low grade mineralization extends down-plunge from the ore bodies.  Gold was directly associated with east- to northeast-trending, shallow, north-dipping (5° -20 °) extension fractures within carbonatized, pyritized and commonly brecciated volcanic rocks.  The altered ultramafic volcanic units (fuchsitic schists or green carbonate zones) on the MCM are generally weakly anomalous in gold.

Gold within the main syenite body is directly associated with the following features:

1)	a characteristic brick-red, hematitic “phase” of the syenite;
2)	zones of intense quartz-carbonate veining and fracturing, with 2-5% disseminated pyrite;
3)	zones of “necking" within the syenite.

This association of gold with zones in which the syenite has been thinned is illustrated in plan, long section and cross-section.  Reverse motion along the Cadillac-Larder Lake Break resulted in fracturing of the more competent syenite body, especially along its margins.  Flat extension veins opened due to the same vertical extension which caused the formation of “necks” within the syenite body as it was being boudinaged vertically on a large scale. Extensive fracturing occurred in the "necks” as the syenite was being extended at these sites.  Auriferous hydrothermal fluids flowing along the LLCB precipitated gold along with pyrite, hematite, chalcopyrite and the other associated minerals within the fractures produced during tectonism.

Exploration

Geological Mapping

Approximately half a day was spent locating and identifying outcrops and old trenches within and adjacent to MR6061.  It is believed that the trench referred to in the 1930’s reports has been located, although it is now masked by overburden and completely overgrown.  It is approximately 180m long, 1-2m deep and about 2m wide.  No direct evidence of the original shaft was found, although widened sections in the old trench could have accommodated such a shaft.  No outcrop was observed in this trench, although time spent stripping vegetation and thin overburden would likely expose bedrock.

Outcrop exposure is moderate to good along the shoreline of Knott Lake, and sporadic outcrops are exposed for about 200 meters on a trend of 045o from the shore of the lake.  Most of the outcrops near the lakeshore are massive fine grained basalts.  However, most of the outcrops observed on the property away from Knott Lake were composed of clastic metasediments of the Timiskaming Group.  These sediments are generally fine to medium grained sandstones and greywackes that frequently show strong carbonitization.  Quartz carbonate veins at least 0.6m wide were noted associated with strong shearing and disseminated pyrite in some outcrops, and a grab samples from veined outcrops yielded a maximum of 4 ppb Au.  Shearing and veining appeared to be oriented at about 050o with a steep dip.

Somewhat surprisingly, the contact between the volcanics and the sediments appears to have a NW to NNW orientation, which is perpendicular to measured foliation measurements of about 245o.  It is also interesting to note that this contact appears to closely follow the trace of the old trench.

Geochemical Sampling

The prime method for assessing the potential for hosting a gold deposit on the Knott Lake property in this field program was till sampling.  The usefulness of counting gold grains in basal till as an effective tool in gold exploration and the use of this method has resulted in discoveries of several significant blind gold deposits in the Abitibi Belt.  Samples each consisting of a minimum of 12 kg of basal till are examined under a binocular microscope, and individual gold grains are identified and described.  Gold grains that are either pristine or modified are considered to have a proximal source (i.e. less than 1 km).

A total of 8 sample sites covered the entire Knott Lake property on a 100m X 100m spacing as shown in the map below.  Positioning was achieved with hand-held GPS giving a station accuracy of +/- 3m.  Pits were dug to depths of 0.75 to 1.1m in order to determine the suitability of the glacial drift as a sampling medium.  The till in this property is a medium brown in color, and has a sandy texture with moderate silt content, and no clay.  It is believed that the overburden here is comprised of basal till although the sandy texture and lack of clay indicates that this till may have been slightly reworked.  In addition, in two of these sample sites, bedrock was encountered at the bottom of these pits.  Basal till samples were collected from these pits, and samples ranged from 13 to 18 kg each.  These samples were screened in order to remove clasts greater than 1 cm in diameter; these clasts were retained.  These till samples were submitted to Overburden Drilling Management (ODM) in Ottawa for gold grain counting and description.  The important results are summarized in the chart below.  These results indicate that gold grain contents in several of the samples are anomalously enriched when compared to WMC’s historical results on nearby claims.

In addition, conventional soil samples from the C horizon were collected from each of these same sample sites at a depth of approximately 50 cm.  These samples were submitted to Acme Analytical for gold analyses with ICP-MS with an Aqua Regia leach as well as multi-element ICP analyses.

The results show the gold, copper and arsenic contents of the samples, and the gold results are plotted on the map below.  Copper is commonly associated with gold mineralization at the Young Davidson, and arsenic is frequently a pathfinder for Archean lode gold deposits.

Interpretation and Conclusions

The most critical results of the 2013 field program in addition to geophysical and geochemical highlights compiled from assessment files are shown in the map below.

N
0.1
93
6.0
24
31.7
27
0.1
0.7
11
16.1
1.9
Knott Lake
Legend
Outcrop Lithology
Metasediments
Metavolcanics
1983 Pamour Soils
Contact
IP Anomaly (Strong)
IP Anomaly (Weak)
Trenches
Approximate Glacial Movement
Till /Soil Sample
Au Grains Total , Au ppb
Bush Road
Claim MR6061
Other Claims
0
50
100
metres
Cove Exploration Services Ltd.
Knott Lake Property
Compilation Map
Fig. 13

 Five of the eight till samples collected in 2013 have been interpreted as containing anomalous concentrations of gold grains, with pristine and modified shaped gold grains indicating a proximal (+/- 1 km) source.  Till samples KL-01 and 02 closely correlate with the area defined by Pamour’s gold in soil anomaly.  This northern portion of the Knott Lake property is also closest to known intrusions of syenite.  Sample KL-07 is very close to the historical trench in the southwestern corner of the property as well as the prospective sediment-volcanic contact.  It is interesting to note that sample sites KL-05 and KL-07 are both anomalous in gold in soil as well as gold grains, the best soil anomaly at KL-03 has a very low gold grain content, and the best gold grain anomaly at KL-01 has very low gold in soil content.  However, the western tier of sample sites in general seems to have a more favourable geochemical response.

Interpretation of IP chargeability anomalies defined from historical surveys carried out within the Temiskaming sediments indicate that many of these anomalies were caused by pyritic wackes, and that the sulphide enrichment was unrelated to gold mineralization.  It will be important to link anomalous chargeability highs to geological features such as fault zones and/or syenitic intrusions prior to drill testing.

Results from both the gold grains in till and gold in soils indicate that the western portion of the property should be considered as an area of interest that warrants further work.  In order to define drill targets, a few lines of IP should be run to confirm the presence of zones that may reflect sulphidized structures.  In addition, it would be worthwhile spending time to clean out and sample the historical trench in the southwest corner of the property.  A cost-effective tool to follow up areas of interest would be backhoe trenching given the proximity to a quality access road as well as the thin overburden.

It would be advantageous to expand the current property land holdings to the north and west either through staking or by optioning if the opportunity arises.

The Company’s Main Product

At present we do not have a main product since we have not defined an ore reserve on the Knott Lake and hence are unable to sell any minerals.   We are exploring for gold which if found will be our main product.

Plant and Equipment

With the Province of Ontario being a hub for mining activities in Canada, ultra modern equipment is used by the various mining companies.   The high safety standards enforce the level of good equipment being available with the most modern and up to date mining equipment being at our disposal.

There is no plant or equipment on the Knott Lake at the present time and it is expect that during exploration programs of the next two year, there will be no need for either plant or equipment.

Additional Mineral Claims

Our Company has only one mineral claim, being the Knott Lake as more fully described above.   It has no intention at the present time to acquire an additional mineral claim.  The Company wishes to focus its attention on the exploration program on the Knott Lake.

Employees

As of August 31, 2014, Rosewood did not have any employees either part time or full time other than its directors and officers. Rosewood has entered into a Consulting Contract with Douglas Turnbull, Professional Geologist, of Lakehead Geological Services Inc to assist the Board of Directors in analyzing the results from Knott Lake and determine future exploration activities.  In exploring the Knott Lake it will use the services of Cove Exploration Services Ltd. a qualified geological firm, who will only be retained during the exploration program.   Once the program is over the Company will evaluate the need to hire additional employees if it is warranted.

Our executive officers do not work full time for Rosewood but during the present period are devoting approximately 10 hours a month for Kgomotso Lediga and 15 hours a month for Gordon Brooke on the affairs of our Company.  Our President was instrumental in incorporating the Company, having a mineral property identified for our Company, entering into an Option Agreement on the Knott Lake, organizing the first year work program which has been completed and identifying professional help such as an attorney, auditors and transfer agent.

The Company is not a party to any employment contracts or collective bargaining agreements other than the Consulting Contract with Douglas Turnbull dated September 1, 2014.   The Province of Onlario has a relatively large pool of people experienced in exploration of mineral properties; being mainly geologist and mining consultants.  In addition, there is no lack of worker and consultants initially on a part time basis.

Risk Associated with the Knott Lake

Our Company is aware of certain risk associated with the Knott Lake as follows:

1.	We realize that any money spent on the Knott Lake might be lost money never to be recovered. Very few mineral claims that are explored ever turn into actual mines which produce saleable minerals.

2.
We realize that even though we actual discover mineralization on the Knott Lake that it might not be of the tonnage nor grade to make it profitable to mine it.   Without the tonnage or grade there is no point in our Company trying to mine and sell the mineral on the claim. Another factor which must be borne in mind is that the world price for minerals fluctuates on a daily bases and hence even if the tonnage and grades are there the price per ounce might be too low to make it worthwhile for us to extract the minerals.

3.
Because we are small and have not undertaken sufficient exploration work on the Knott Lake we might find it extremely difficult to raise money for future exploration work.  If our directors wish to continue exploring they may have to contribute the funds to the Company themselves.

4.
We have never undertaken a survey of the Knott Lake to determine the exact boundaries of our claim.   If we are fortunate enough to discover an ore body of merit we might become involved in a legal dispute with another party as to our boundaries.   This will be expensive and time consuming to our Company and presently we do not have the funds to dispute a long-term court case.

5.
Mining has many risks attached to it which we are presently not insured against and may never be.   For example, the Knott Lake might be subject to cave-ins or moving rocks which will injure our workers and which might lead to court action and government intervention.   Without insurance any funds we have on hand would have to be directed to disputing any claim made against us.

Legal Proceedings

We are not currently a party to any legal proceedings.  There are no material proceedings to which our two executive officers, directors and sole stockholder is a party adverse to us or has a material interest adverse to us.  To our knowledge there are no pending legal actions against the Knott Lake.

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a registered agent in the State of Nevada.  Our registered agent for this purpose is American Corporate Enterprises, Inc. 123 W. Nye Lane, Suite 129, Carson City, NV 89706.  All legal process and any demand or notice authorized by law to be served upon us may be served upon our registered agent in the State of Nevada in the manner provided in NRS 14.020(2).

Market For Common Equity And Related Stockholder Matters

Holders of Our Common Stock

As of the date of this prospectus, we have one (1) registered stockholder.

No Public Market for Common Stock

There is currently no public market for our common stock.  We anticipate making an application for quotation of our common stock on the OTCBB upon:

(i)	the effectiveness of the registration statement of which this prospectus forms a part; and

(ii)	our obtaining a sufficient number of stockholders to enable our common stock to become quoted on the OTCBB.

We cannot provide any assurance that our common shares will ever be quoted on the OTCBB or any other quotation system.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

(a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities laws;

(c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

(d) contains a toll-free telephone number for inquiries on disciplinary actions;

(e) defines significant  terms in the disclosure document or in the conduct of trading in penny stocks; and

(f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a) bid and offer quotations for the penny stock;

(b) the compensation of the broker-dealer and its salesperson in the transaction;

(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d) monthly account statements showing the market value of each penny stock held in the customer's  account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Outstanding Options, Warrants or Convertible Securities

As of the date of this prospectus, we do not have any outstanding options, warrants to purchase our common stock or securities convertible into shares of our common stock.

Rule 144 Shares

In general, under Rule 144, a person who is not an affiliate of a company and who is not deemed to have been an affiliate of a company at any time during the three months preceding a sale and who has beneficially owned shares of a company’s common stock for at least six months would be entitled to sell them without restriction, subject to the continued availability of current public information about the company (which current public information requirement is eliminated after a one-year holding period).  In addition, a person, who is an affiliate and beneficially owned shares of a company’s common stock for at least six months, will be entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the company's common stock then outstanding; or

2.	The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

However, at this time, we may be deemed a company that has either no or nominal operations and no or nominal assets (a “shell company”).  In particular, Rule 144 is not available for securities initially issued by a shell company, whether reporting or non-reporting, or a company that was at any time previously a shell company, unless the company:

●           has ceased to be a shell company;

●           is subject to the Exchange Act reporting obligations;

●           has filed all required Exchange Act reports during the preceding twelve months; and

●	at least one year has elapsed from the time the company filed with the SEC current Form 10 type information reflecting its status as an entity that is not a shell company.

As a result, our sole shareholder, being an affiliate, and any other person initially issued shares of our common stock, excluding those shares registered in this prospectus, is not  entitled to sell such shares until the Shell Company Conditions have been satisfied.  Upon satisfaction of the Shell Company Conditions, such sales by our sole shareholder and director would be limited by the manner of sale provisions and notice requirements and to the availability of current public information about us as set forth above.

Registration Rights

We have not granted registration rights to Ms. Lediga or to any other persons.

We are paying the expenses of the Offering because we seek to:

(i)	become a reporting company with the SEC under the Exchange Act; and

(ii)      obtain a sufficient number of shareholders to enable our common stock to be quoted on the OTCBB.

We plan to file a Registration Statement on Form 8-A with the SEC concurrently with, or immediately following, the effectiveness of this Registration Statement on Form S-1.  The filing of the Registration Statement on Form 8-A will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Registration Statement on Form S-1.  We must be a reporting company under the Exchange Act in order for our common stock to be eligible for quotation on the OTCBB.  We believe that the registration of this Offering may facilitate the development of a public market in our common stock if our common stock is approved for quotation on the OTCBB.

We believe that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our exploration program on the Knott Lake, we may need to raise additional capital.  We believe that obtaining reporting company status under the Exchange Act and quotation on the OTCBB should increase our ability to raise these additional funds from investors.

Financial Statements

1.           Audited financial statements for the period from inception on June 17, 2013 to October 31, 2013, including:

(a)	Report of Independent Registered Public Accounting Firm;

(b)	Balance Sheet as at October 31, 2013;

(c)	Statement of Operations for the period from June 17, 2013 (date of inception) to October 31, 2013;

(d)	Statement of Changes In Stockholder’s Equity for the period from June 17, 2013 (date of inception) to October 31, 2013;

(e)	Statement of Cash Flows for the period from inception from June 17, 2013 (date of inception) to October 31, 2013; and

(f)	Notes to Financial Statements.

2.           Unaudited financial statements for the period from inception on June 17, 2013 to July 31, 2014, including:

(a)	Balance Sheet as at July 31, 2014 (unaudited) and October 31, 2013;

(b)	Interim Statement of Operations for the nine months ended July 31, 2014, and for the period from June 17, 2013 (date of inception) to July 31, 2013 (unaudited);

(c)	Interim Statement of Cash Flows for the three months ended July 31, 2014 and for the period from June 17, 2013 (date of inception) to July 31, 2013 ; and

(d)	Notes to Financial Statements (unaudited).

DKM Certified Public Accountants Letterhead

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Rosewood Resources, Inc.

We have audited the accompanying balance sheet of Rosewood Resources, Inc. as of October 31, 2013, and the related statement of operations, stockholders' equity, and cash flows from Inception (June 17, 2013) through October 31, 2013.  These financial statements are the responsiblily of the Company's management.   Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.   Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation.   We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rosewood Resouces, Inc. as from Inception (June 17, 2013) through October 31, 2013, and the results of its operations and its cash flows for the period from inception through October 31, 2013, and the results of its operations and its cash flows for the period from inception through October 31, 2013 in conformity with accounting principles generally accepted in the United States of America.
\
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.   As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.   These conditions raise substantial doubt about the Company's ability to continue as a going concern.   Management's plans regarding those matters are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants
Clearwater, Florida
August 29, 2014

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)

BALANCE SHEET

October 31, 2013

Assets
Current Assets
Cash	$ 68,454

Total assets	$ 68,454

Liabilities and Stockholder’s Equity

Current liabilities:
Due to related parties	$ 249

Total current liabilities	249

Stockholder’s Equity:
Common stock 650,000,000 common stock authorized, $0.001 par value; 90,000,000 common shares issued and outstanding	90,000
Deficit accumulated	(21,795)

Total stockholder’s Equity	68,205

Total Liabilities and Stockholder’s Equity	$ 68,454

See accompanying notes to these financial statements

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)
Statement of Operations

From June 17, 2013 (date of inception) to October 31, 2013

Revenue	$ -

Expenses
Exploration costs	20,525
General and Administrative expenses	1,270

Total expenses	21,795

Loss from operations	$ (21,795)

Net loss per common share:

Basic and diluted	$ (0.00)

Weighted average common shares outstanding:

Basic and diluted	89,338,235

See accompanying notes to these financial statements

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)
Statement of Stockholder’s Equity

	Common Shares	Stock Amount	Accumulated Deficit During the Exploration Stage	Total Stockholder’s Equity

Balance June 17, 2013	-	$ -	$ -	$ -

Issuance of common shares for cash - $0.001 as June 18, 2013	90,000,000	90,000	-	90,000

Net loss for the period October 6, 2011 (date of inception) to October 31, 2013	-	-	(21,795)	(21,795)

Balance as at October 31, 2013	90,000,000	$ 90,000	$ (21,795)	$ 68,205

See accompanying notes to these financial statements

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)
Statements of Cash Flows

From June 17, 2013 (date of Inception) to October 31, 2013

Operating Activities

Net loss	$ (21,795)

Net cash used in operating activities	(21,795)

Financing activities

Proceeds from subscription of stock	90,000
Proceeds from advances from a third party	249

Net cash provided by financing activities	90,249

Net increase in cash	68,454

Cash, beginning of period	-

Cash, end of period	$ 68,454

Supplemental disclosure of cash flow information

Cash paid for income taxes	$ -
Cash paid for interest	$ -

See accompanying notes to these financial statements

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2013

1.           Basis of presentation and Going Concern

The accompanying financial statements of Rosewood Resources, Inc. (“Rosewood” or “the Company”) have been prepared in accordance with generally accepted accounting procedures in the United States for period ended October 31, 2013.  Rosewood was incorporated under the laws of the State of Nevada on June 17, 2013 for the purpose of acquiring and developing mineral properties.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At October 31, 2013, the Company had not yet achieved profitable operations, had accumulated losses of $21,795 since its inception, had a working capital position of $68,205, and expects to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company expects to continue to incur substantial losses as it executes its business plan of mining its interest in a mineral property and does not expect to attain profitability in the near future.  Since its inception, the Company has funded operations through the issuance of shares to one of its officer and director and from advance made by the other director for certain office expenses. The Company's future operations are dependent upon external funding and its ability to execute its business plan in mining its interest in a mineral property, realizing sales from its mining activities and controlling expenses.  Management believes that sufficient funding may be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the exploration of its mineral property, or if obtained, upon terms favorable to the Company.

Accounting Method

The Company's financial statements are presented in United States dollars and are prepared using the accrual method of accounting which conforms to generally accepted accounting principles in the United States of America (“US GAAP”).

Basic and Diluted Net Income Per Share

Basic net income per share amounts are computed based on the weighted average number of shares actually outstanding.   Diluted net income per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes anti-dilutive and then the basic and diluted per share amounts are the same.

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2013

2.    Summary of Significant Accounting Policies

Income Taxes

Income taxes are provided in accordance with Codification topic 740, “Income Taxes”, which requires an asset and liability approach for the financial accounting and reporting of income taxes.  Current income tax expense (benefit) is the amount of income taxes expected to be payable (receivable) for the current year.  A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards.  Deferred income tax expense is generally the net change during the year in the deferred income tax asset and liability.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be “more likely than not” realized in future tax returns.  Tax rate changes and changes in tax laws are reflected in income in the period such changes are enacted.

Due to the Company’s net loss position from inception on June 17, 2013 to October 31, 2013, there was no provision for income taxes recorded.  As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets.  Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded at October 31, 2013.

Long-lived Assets

Long-Lived assets, such as property and equipment, mineral properties, and purchased intangibles with finite lives (subject to amortization), are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable in accordance with Codification topic 360 “Property, Plant, and Equipment”.  Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability of assets is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by an asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount exceeds the estimated fair value of the asset.  The estimated fair value is determined using a discounted cash flow analysis.  Any impairment in value is recognized as an expense in the period when the impairment occurs.  The Company’s management has considered the conditions outlined in Codification topic 360 and has concluded that the mineral rights payments have been fully impaired for the period ended October 31, 2013.

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2013

2.    Summary of Significant Accounting Policies - Continued

Foreign Currency Translations

The books of the Company are maintained in United States dollars and this is the Company’s functional and reporting currency. Transactions denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statement of Operations:

Monetary items are recorded at the rate of exchange prevailing as at the balance sheet date;

Non-Monetary items including equity are recorded at the historical rate of exchange; and

Revenues and expenses are recorded at the period average in which the transaction occurred.

Revenue Recognition

Revenue from the sale of minerals will be recognized when a contract is in place and minerals are delivered to the customer.

Mineral claim acquisition and exploration costs

The cost of acquiring mineral properties or claims is initially capitalized and then tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Mineral exploration costs are expensed as incurred.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Fair Value of Financial Instruments

Codification topic 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments when it is practicable to estimate that value.  The carrying amounts of the Company’s financial instruments as of October 31, 2013 approximate their respective fair values because of the short-term nature of these instruments.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.   Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2013

2.    Summary of Significant Accounting Policies - Continued

Recent Accounting Pronouncements

The Company does not expect that the adoption of any recent accounting pronouncements will have a material impact on its financial statements.

In July 2012, the FASB issued Accounting Standards Update (“ASU”) No. 2012-02, “Intangibles – Goodwill and Other (topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).  ASU 2012-02 states that an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangibles asset is impaired.  If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impairs, then the entity is not required to take further action.  However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Codification subtopic 350-30, Intangibles – Goodwill and Other, General Intangibles Other than Goodwill.  The amendments in this ASU are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued.  The Company elected early adoption of this update and it had no impact on its financial statements.

3.   Mineral property rights

On September 11, 2013, the Company entered into an Option Agreement (“Option”) with Gordon Davidson (“Optionor”) whereby the Company was granted an exclusive option to acquire a fifty-one percent (51%) undivided interest in and to the Knott Lake Property (“Property”) consisting of a single patented mining claim (MR6061) in Cario Township located about 1.3 km northeast of the community of Matachewan in northeast Ontario, Canada.

In order to exercise the Option, the Company will be required to:

(d)	incur Exploration Expenditures of $20,000 on or before the first anniversary date of the Option (Paid);

(e)	incur additional Exploration Expenditures of $35,000 on or before the second anniversary date of the Option; and

(f)	incur additional Exploration Expenditures of $50,000, and grant a cash payment of $25,000 on or before the third anniversary date to this Option.

If and when the Option has been exercised an undivided fifty-one percent (51%) right, title and interest in and to the Property shall vest in the Company free and clear of all charges, encumbrances and claims.

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2013

3.   Mineral property rights - Continued

Upon the Company being deemed to have earned a fifty-one percent (51%) interest in the Property, the Company and the Optionor shall participate in a joint venture (the “Joint Venture”) for the purpose of further exploration and development work on the Property and if warranted, the operation of one or more mines on the Property.

The participating interests of the parties at the time of the Joint Venture is formed shall be:

The Company                                           51%
The Optionor                                           49%

Each party shall be responsible for payment of its proportional share (based on its participating interest) of the operating and capital costs of the Joint Venture’s operations, including reclamation and remediation obligations and any security required thereof.   The Optionor shall retain a 2% Net Smelter Royalty in future production from the Property regardless of its participating interest in the Joint Venture.

Upon formation of the Joint Venture, a Management Committee, formed by members from each party and holding voting rights in accordance with each party’s participating interest, shall be established which shall make all decisions, on a simple majority vote, which are required to be made by the Joint Venture parties with respect to the Joint Venture’s operation.  The Management Committee shall have the authority to establish its own rules on how meetings of the Management Committee shall be called and conducted.

The Manager shall be subject to the direction and control of the Management Committee.  The Company shall have the right to be the Manager of the Joint Venture and to manage and operate the exploration, feasibility study, mine development and mining phases of the project during the term of the Joint Venture.

The Manager shall propose the work programs and budgets following the formation of the Joint Venture in accordance with the instructions of the Management Committee.  Each party shall have sixty (60) days from the date of receipt of a program to notify the Manager as to whether it will participate at its interest level or whether it will not participate.  The participating interest of a party which elects not to participate shall be proportionately diluted in accordance with the dilution formula set out below.  A party which fails to so notify the Manager within the time required shall be deemed to have elected to participate in a work program and be diluted as aforesaid may only be exercised prior to a production decisions.  A party which elects not to participate in a program shall not be subject to dilution to the extent that the expenditures under such program exceed one hundred fifteen percent (115%) of the budget for such program.

The dilution formula shall be as follows:

percentage participating interest of party Y = (A+B) x 100
    C
Where:

A = deemed expenditures of party Y
B = actual expenditures of party Y
C = total expenditures (deemed and actual) of all parties

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2013

3.   Mineral property rights - Continued

Deemed expenditures are assigned a value based on work done by the Company in order to earn its participating interest.  Thus, the deemed expenditures for the parties shall be as follows:

If the participating interest of parties are:	Their deemed expenditures upon formation of the Joint Venture share be:

The Company - 51%	$ 105,000
The Optionor - 49%	$ 100,882

For the purpose of calculating B and C above, actual expenditures are those expenditures made by a party after formation of the Joint Venture, provided that such actual expenditures shall exclude costs made or incurred and included in Exploration Expenditures prior to the day that the Management Committee gives notice to the parties of the formation of the Joint Venture but paid subsequent to formation of the Joint Venture.

Any Exploration Expenditures made or incurred by the Company in excess of the Exploration Expenditures required to earn its interest in the Property shall be credited to the Company’s contribution to the first work program after formation of the Joint Venture and shall not automatically dilute the participating interest of the Optionor on formation.

The Option shall terminate:

(c)	upon the Company failing to incur or make any expenditures which must be incurred in exercise of the Option; or

(d)	at any other time, by the Company giving notice of such termination to Optionor.

4.   Significant transactions with related party

During the period ended October 31, 2013, a director and officer made advances to the Company in the amount of $249 to fund daily operations of the Company. These advances are non-interest bearing and payable on demand.

One of the officers and directors of the Company has acquired 100% of the common stock issued.

5.   Common stock

The Company’s authorized common stock consists of 650,000,000 shares of common stock, with par value of $0.001.

On June 18, 2013, the Company issued 90,000,000 shares of its common stock to one of its director and officer at $0.001 per share, for net proceeds of $90,000.

6.   Subsequent events

Subsequent to October 31, 2013 the following tranactions have occurred.

One of our officers and directors has advanced $50,000 to the Company in order to undertake Year 2 of the exploration program in the amount of $35,000 and supply additional workings capital to the Company.

In a Consulting Agreement dated September 1, 2014, the Company engaged the services of Douglas Turnbull, Professional Geologist, to review and analyze the geological information obtained from the Knott Lake property during Year 2 and 4 exploration activities.  In connection therewith, the Company has agreed to pay $1,000 per month for a maximum of 24 months to Douglas Turnbull to periodically advise the Board of Directors as to the results and future exploration activities.

DKM Certified Public Accountants Letterhead

To the Board of Directors and
Stockholders of Rosewood Resources, Inc.

We have reviewed the accompanying balance sheet of Rosewood Resources, Inc. as of July 31, 2014, and the related statements of operations and cash flows for the nine months ended July 31, 2014 and the period from inception (June 17, 2013) through July 31, 2014.   These financial statements are the responsibily of the company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquires of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.   Accordingly, we do not express such an opinion.

Based on our review, we are not aware to any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.   As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.   Those conditions raise substantial doubt about the Company's ability to continue as a going concern.   Management's plans regarding those matters are described in Note 1.   The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants
Clearwater, Florida
October 1, 2014

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)

CONDENSED BALANCE SHEETS

	July 31, 2014	October 31, 2013
	(Unaudited)	(Audited)
Assets
Current Assets
Cash	$ 61,890	$ 68,454

Total Assets	$ 61,890	$ 68,454

Liabilities and Stockholder’s Equity

Current liabilities:
Accounts payable	$ 16,685	$ -
Due to related parties	857	249

Total current liabilities	17,542	249

Stockholder’s Equity:
Common stock 650,000,000 common stock authorized, $0.001 par value; 90,000,000 common shares issued and outstanding	90,000	90,000
Deficit accumulated	(45,652)	(21,795)

Total stockholder’s equity	44,348	68,205

Total Liabilities and Stockholder’s equity	$ 61,890	$ 68,454

See accompanying notes to these financial statements

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)
Condensed Statement of Operations

(Unaudited)

	For the nine months ended July 31, 2014	From June 17, 2013 (date of inception) to July 31, 2013

Revenue	$ -	$ -

Expenses
Exploration costs	-	-
General and Administrative Expenses	23,857	1,039

Total expenses	23,857	1,039

Loss from operations	$ (23,857)	$ (1,039)

Net loss per common share:

Basic and diluted	$ (0.00)	$ (0.00)

Weighted average common shares outstanding:

Basic and diluted	90,000,000	87,954,545

See accompanying notes to these financial statements

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)
Condensed Statements of Cash Flows

(Unaudited)

	For the nine months ended July 31, 2014	From June 17, 2013 (date of Inception) to July 31, 2013

Operating Activities

Net loss	$ (23,857)	$ (1,039)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:

-Accounts payable	16,685

Net cash used in operating activities	(7,172)	-

Financing activities

Proceeds from issuance of stock	-	90,000
Proceeds from advances from a third party	608

Net cash provided by financing activities	608	90,000

Net (decrease) increase in cash	(6,564)	88,961

Cash, beginning of period	68,454	-

Cash, end of period	$ 61,890	$ 88,961

Supplemental disclosure of cash flow information

Cash paid for income taxes	$ -	$ -
Cash paid for interest	$ -	$ -

See accompanying notes to these financial statements

ROSEWOOD RESOURCES, INC.
(An Exploration Stage Company)
Notes to the Condensed Financial Statements
July 31, 2014

(Unaudited)

1.	Basis of presentation and Going Concern

The accompanying condensed financial statements of Rosewood Resources, Inc. (“Rosewood” or “the Company”) have been prepared in accordance with requirements for unaudited interim periods, and consequently do not include all disclosures required to be in conformity with accounting principles generally accepted in the United States of America.

These unaudited condensed financial statements should be read in conjunction with the audited financial statements, as of October 31, 2013, and notes thereto. In the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim period as of July 31, 2014 are not necessarily indicative of the results to be expected for the full year.

2.     Nature of operations and going concern

Rosewood was incorporated under the laws of the State of Nevada on June 17, 2013 for the purpose of acquiring and developing mineral properties. The Company’s planned principal operations have not yet begun.

The accounting policies followed by the Company are set out in the notes to the audited financial statements for the period for June 17, 2013 (date of inception) to October 31, 2013, and have been consistently followed in the preparation of these financial statements. The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its condensed consolidated financial statements.

These unaudited financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these unaudited financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At July 31, 2014, the Company had not yet achieved profitable operations, had accumulated losses of $45,652 since its inception, had a working capital of $44,348, and expects to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company expects to continue to incur substantial losses as it executes its business plan and does not expect to attain profitability in the near future.  Since its inception, the Company has funded operations through the issuance of shares to one of its officer and director and from advance made by another director and officer for certain office expenses. The Company's future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses.  Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.
3. Mineral Rights Option Agreement

On September 11, 2013, the Company entered into an Option Agreement (“Option”) with Gordon Davidson (“Optionor”) whereby the Company was granted an exclusive option to acquire a fifty-one percent (51%) undivided interest in and to the Knott Lake Property (“Property”) consisting of a single patented mining claim (MR6061) in Cario Township located about 1.3 km northeast of the community of Matachewan in northeast Ontario, Canada.

In order to exercise the Option, the Company will be required to:

(g)	incur Exploration Expenditures of $20,000 on or before the first anniversary date of the Option (Paid);

(h)	incur additional Exploration Expenditures of $35,000 on or before the second anniversary date of the Option; and

(i)	incur additional Exploration Expenditures of $50,000, and grant a cash payment of $25,000 on or before the third anniversary date to this Option.

If and when the Option has been exercised an undivided fifty-one percent (51%) right, title and interest in and to the Property shall vest in the Company free and clear of all charges, encumbrances and claims.

Upon the Company being deemed to have earned a fifty-one percent (51%) interest in the Property, the Company and the Optionor shall participate in a joint venture (the “Joint Venture”) for the purpose of further exploration and development work on the Property and if warranted, the operation of one or more mines on the Property.

The participating interests of the parties at the time of the Joint Venture is formed shall be:

The Company                                           51%
The Optionor                                           49%

Each party shall be responsible for payment of its proportional share (based on its participating interest) of the operating and capital costs of the Joint Venture’s operations, including reclamation and remediation obligations and any security required thereof.  The Optionor shall retain a 2% Net Smelter Royalty in future production from the Property regardless of its participating interest in the Joint Venture.

If the participating interest of parties are:	Their deemed expenditures upon formation of the Joint Venture share be:

The Company - 51%	$ 105,000
The Optionor - 49%	$ 100,882

Any Exploration Expenditures made or incurred by the Company in excess of the Exploration Expenditures required to earn its interest in the Property shall be credited to the Company’s contribution to the first work program after formation of the Joint Venture and shall not automatically dilute the participating interest of the Optionor on formation.

The Option shall terminate:

(e)	upon the Company failing to incur or make any expenditures which must be incurred in exercise of the Option; or

(f)	at any other time, by the Company giving notice of such termination to Optionor.

The Company has meet its option requirements under the above agreement in that it has paid the initial $20,000 and subsequent to the balance sheet date has paid a further $35,000 in exploration expenditures.

4.   Significant transactions with related party

During the period ended July 31, 2014, a director and officer was owed $857 for certain advances he had made on behalf of the Company.  These advances are non-interest bearing and payable on demand.

One officer and director of the Company has acquired 100% of the common stock issued.

5.   Common stock

The Company’s authorized common stock consists of 650,000,000 shares of common stock, with par value of $0.001.

On June 18, 2013, the Company issued 90,000,000 shares of its common stock to its sole director and officer at $0.001 per share, for net proceeds of $90,000.

6.   Subsequent events

Subsequent to July 31, 2014 the following transactions have occurred.

One of our officers and directors has advanced $50,000 to the Company in order to undertake Year 2 of the exploration program in the amount of $35,000 and supply additional working capital to the Company.

In a Consulting Agreement dated September 1, 2014, the Company engaged the services of Douglas Turnbull, Professional Geologist, to review and analyze the geological information obtain from the Knott Lake property during Year 2 and 3 exploration activities.   In connection therewith, the Company has agreed to pay $1,000 per month for a maximum of 24 months to Douglas Turnbull to periodically advise the Board of Directors as to the results and future exploration activities.

Management’s Discussion of Financial Condition and Results of Operation

Results of Operation

Summary of Nine Months Ended and Year End Results

	Nine Months Ended July 31, 2014 (unaudited)	Period from inception to October 31, 2013 (audited)
Revenue	$ -	$ -
Expenses	(23,857)	(21,795)
Net Income (Loss)	$ (23,857)	$ (21,795)

Revenue

We have not earned any revenues to date from operation and do not anticipate earning revenues until such time as we enter into commercial production of the Knott Lake property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the Knott Lake property, or if such deposits are discovered, that we will enter into further substantial exploration programs.

Expenses

Our expenses for the nine months ended July 31, 2014 and the period from inception on June 17, 2013 to the year ended October 31, 2013 consisted of the following:

	Nine Months Ended July 31, 2014 (unaudited)	Period from inception to October 31, 2013 (audited)
Accounting and Audit	$ 10,910	$ -
Consulting	5,775	-
Exploration Expenses	-	20,525
Incorporation Costs	-	789
Legal	5,800	-
Office	608	231
Transfer agent	764	250
Total Expenses	$ 23,857	$ 21,795

Our expenses during the nine months ended July 31, 2014 consisted of accounting and audit services in the preparation of the records and financial statements of the Company for the period from June 17, 2013, date of inception, to July 31, 2014 and for the interim periods of January 31 and April 30, 2014 and for the initial preparation of this prospectus, legal fees relating to a legal opinion and payment of our Annual List of Officers and Directors.  During the period from inception on June 17, 2013 to October 31, 2013 our expenses primarily consisted of exploration expenses, incorporation of our Company, photocopying and courier and charges by Action Stock Transfer, the transfer agent for the Company.

Exploration expenses during the period from inception on June 17, 2013 to October 31, 2013 primarily relate to the costs associated with our Option Agreement whereby in the first year we were required to spend on exploration an amount of $20,000.   This money has been paid and maintains the Company in good standing until September 2014 when we will have to spend an additional $35,000 on exploration to keep the option agreement in good standing.

Liquidity And Capital Resources

Working Capital

	As at July 31, 2014 (unaudited)	As at October 31, 2013 (audited)
Current Assets	$ 61,890	$ 68,454
Current Liabilities	(17,542)	(249)
Working Capital	$ 44,348	$ 68,205

Cash Flows
	Nine Months Ended July 31, 2014 (unaudited)	Period from inception to October 31, 2013 (audited)
Cash Flows Used In Operating Activities	$ (7,172)	$ (21,795)
Cash Flows Used in Investing Activities	-	-
Cash Flows Provided By Financing Activities	608	90,249
Increase (Decrease) In Cash During Period	$ (6,564)	$ 68,454

As of July 31, 2014, we had $61,890 cash on hand.  We have incurred a cumulative net loss of $45,652 for the period from the date of our inception on June 17, 2013 to July 31, 2014 and have not attained profitable operations to date.   As of September 02, 2014, we had $111,889 cash on hand due to an advance from one of our directors for the payment of $35,000 for Year 2 exploration program and for additional working capital.

Cash Requirement over the Next Twelve Months

The following represents management’s estimates of the cash Rosewood will require to meet its current obligations and provide working capital for the next twelve months.

Description	Amount	Particulars Regarding Funds Needed

Accounting and audit	$ 10,130	Preparation of financial statements and either a review or examination by the auditors
Consulting fees - geological	12,000	Fees paid to Douglas Turnbull for acting as a consulting geologist for the Board of Directors
Exploration expenses	35,000	Year 2 payment per Option Agreement
Filing fees	1,000	Annual filing with State of Nevada and Edgar fees for filing with the SEC
Filing Form S-1	20,003	Cost associated with filing Form S-1
Legal	1,500	Services for various filing requirements
Transfer agent	1,500	Issuance of shares and annual report

Total cash required before the following	81,133

Accounts payable	16,685	Non related parties as of July 31, 2014
Total estimated expenses	97,818
Less: Cash on hand	(61,890)	Cash as of July 31, 2014
Advance for a Director	(50,000)	Advance in September 2014 from one of the directors
Available Cash on hand	$ 14,072

Expenses such as accounting and audit for the twelve months have also been accounted for under “Filing Form S-1” similar to office and transfer agent fees.

Future Financing

As noted above, we currently have sufficient financial resources in cash to meet the anticipated costs of this Offering and ongoing expenses on a daily basis but do not have sufficient funds to complete our exploration program at the beginning of Year 3 in the amount of $50,000 and one time payment of $25,000 as set forth in the Option Agreement.  We will require additional funds to meet our financial obligations after the next twelve months have ended.   Accordingly, we will need to obtain additional financing in order to complete our plan of operation under Year 3 exploration program and to meet our current obligations as they come due.

When we do need funds there is no assurance that we will achieve any of additional sales of our common shares to raise sufficient funds to carry on in the future.  There is also no assurance we can obtain additional funds from one or both of our two directors and officers.

Off-Balance Sheet Arrangements

None.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

We have engaged the services of DKM Certified Public Accountants, 2451 N. McMullen Booth Road, Suite 308, Clearwater, Florida, 33759 as our first independent accountants who were engaged on June 9, 2014. We have had no changes in or disagreements with our principal independent accountants.

Directors and Executive Officers

Our two executive officers and directors and their ages and titles as of August 15, 2014 are as follows:

Name of Director	Age	Position
Kgomotos Joyce Lediga	66	Chief Executive Officer, Presidentr and Director

B. Gordon Brooke	70	Chief Financial Officer, Chief Accounting Officer, Secretary and Director

KGOMOTSO JOYCE LEDIGA was educated in the South Africa and obtained her Senior Certificate from Hofmeyer High School in 1968.  In 1972 she obtained her Diploma of General Nursing.  From 1978 to 1991, she worked as unit manager in overseeing the complete working of the cardiology ICU at Garankuwa Hospital and for the next two years was in charge of the intensive care unit at the Rosebank Clinic before beginning work at the Meulmed Hospital in the intensive care unit.  In 1996 she became Senior Community Health Nurse in the Folang Clinic in the city of Tshwane and served in this position for a period of nine years.  From 2005 she was employed by the Aurum Institute of Heath Research (2005-2007), University of Pretoria (2007-2008),S. Mab Nursing Agency (2009-2014) and presently Government Employee Medical Scheme.

B. GORDON BROOKE was educated in London, England where he obtained his high school degree from Westwood Secondary School in 1961 and during the same year entered into articles under Raymond Roberts, A.C.A. before joining the firm of Robert White and Company in 1961 as an Article Clerk.  In 1967, he joined the firm of FF Sharle & Company, Chartered Accountants, as Audit Manager and Supervisor.  In this position, he was responsible for the financial presentation of public companies including financial statement and assisting in filings with the Exchange.   In 1969, he obtained his degree as a Chartered Accountant and moved to Canada in the same year to become an Audit Supervisor for smaller clients for Deloitte Haskins & Sells, now Deloitte Touche, in Toronto, Ontario. In 1972, he became the assistant to the Chief Financial Officer of Candeco Management Inc. where he was responsible for preparation of monthly financial reporting package for all subsidiaries including corporate tax returns, preparation of audit file and review of internal control systems for all the subsidiaries. In 1974 Candeco Management Inc. was relocated to Newmarket in Ontario and he departed and joined Canadian Corporate Management where he was assigned to one of its divisions, Canadian Chromalox, a electric heating products manufacturer, where he worked as assistant to the Chief Financial Officer where initially he was the Anti-Inflation Officer responsible for all price increase applications to Ottawa for the group of companies under Canadian Chromalox.   In 1977, he became an independent financial consultant where he offered accounting and financial services comprising business plan, corporate reorganizations and assisting with public offerings.  During 1977 to 1984, he had his own businesses either as an owner or partner such as Black Swan Tavern, Octagon Industries (specializing in point of purchase signage), Reybrooke Housewares (PVC extrusions manufactured under license from a United Kingdom company), Royalcrest Industries Inc. (robotic turntable manufacturing), Beaver Hill Farms Inc. (producer of fresh herbs grown under light and sold to retail outlets in southern Ontario) and Yelp Inc. (internet yellow pages).  Between 1997 and 2001, he worked for Confectionately Yours Inc., a large fresh baked goods and cereal bar manufacturer in Etobicoke, Ontario which supplied Second Cup, Starbucks, A & P, and many other retailers in North America.  He was responsible for all the accounting and reporting requirements of the company.  Between 2001 and 2004, he was employed by Snack Crafter Inc., a manufacturer of expanded snack, cereal bar and fresh bake goods as a financial consultant engaged to prepare a business plan and served as an interim accountant.  From 2004 to the present time, he was a consultant for Luigi Parravano comprising a group of small companies involved in the property management business where he rendered accounting and income tax services as well as undertaking restructuring of various small businesses.  In addition, he undertake various accounting and management duties for a variety of small companies.

Neither of our executive officers and directors have any formal training as a geologist and do not have training on the technical and managerial aspects of managing a mineral exploration company other than Mr. Brooke who was President and a Director of Patterson Brooke Resources Inc.  Ms. Lediga has not had any prior managerial and consulting positions in the mineral exploration industry.  Accordingly, we have engaged the services of Douglas Turnbull, Professional Geologist, to consult with the Board of Directors regarding geological activity on the Knott Lake property.  Douglas Turnbull will be paid $1,000 per month commencing September 15, 2014 for a maximum period of twenty four months.   This Consulting Agreement, entered into on September 15, 2014 between Rosewood and Douglas Turnbull, can be terminated by the Board of Directors at any time.

DOUGLAS TURNBULL, 51, obtained his Bachelor of Science – Geology [Honors] in 1988 from Lakehead University located in Thunder Bay, Ontario, Canada.  From 1988 to 1990 he was employed as a reconnaissance geologist for Goldfields Canadian Mining Corp. working for exploring gold in northern Ontario, Manitoba and Quebec, Canada.   From 1990 to 1992 he was engaged by Prime Explorations as a consulting geologist at their Eskay Creek property searching for gold and silver deposits in British Columbia, Canada and from 1992 to 1993 he worked for the Prime Explorations at their Bellas Gate Copper Project in Jamaica.  From 1992 to 1998, he worked for Adrian Resources as a consulting geologist at their Petaquilla Cu/Au deposit, Molejon Au Deposit in Panama.  From 1996 to 1998 Douglas Turnbull was engaged as a consulting geologist for Madison Enterprises Corp. at their Mt. Kare Gold Project located in Papua New Guinea and in their Lewis Gold Project located in Nevada.  Between 1998 and 2001 he was employed as a consulting geologist and later as Vice-President for Buffalo Diamonds Ltd. for their various exploration programs in Canada.  From 2001 to 2009, he was engaged as Vice President of Buffalo Gold Ltd. and as a non-executive director assisting them in their exploration for gold in such countries as China, Mexico, Spain, Italy and New Guinea.  In addition to working for Buffalo Gold Ltd. he was President and Chief Executive Officer of Centrasia Mining Ltd. and assisted them in their Souker Ni Deposit in Russia and precious and base metals exploration in Kyrgyzstan, Kazakhstan and Russia.    Between 2008 and 2013, he was a consulting geologist and later a director of Astur Gold Corporation and assisted them in the development of their Salave gold deposit in Spain.  Between 2005 and 2013 he was also on the Board of Director of Oromin Explorations Ltd. assisting them with their OJVG Sabodala gold project in Senegal, Africa.  Through his company, Lakehead Geological Services, Ltd. he is able to provide geological consulting, exploration program management, remote sensing, airborne survey management and interpretation, graphic design work, mining database management and resource estimates.

Term of Office

Members of our Board of Directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until they resign or are removed in accordance with the provisions of the Nevada Revised Statutes.   Our officers are appointed by our Board of Directors and hold office until removed by the Board.

Significant Employees

We have no significant employees other than our two executive officers and directors and Douglas Turnbull, geological consultant who is paid a monthly free for his services.

In the future we will be conducting our exploration activities through agreements with consultants and arms-length third parties.  Currently, we have no formal consulting agreements in place other than the requirement under the Option Agreement to use the services of Cove Exploration Services Ltd. for the exploration of the Knott Lake.   Their fee is included in the amount to be expensed each year on exploration being in Year 1 – $20,000; Year 2 - $35,000 and Year 3 – $50,000.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors.

Executive Compensation

Summary Compensation Table

We did not pay any compensation to our two executive officers and directors during the period from June 17, 2013 to July 31, 2014.

Outstanding Equity Awards

We do not have any stock options outstanding.  No stock options or stock appreciation rights under any stock incentive plans were granted to our officers or directors since our inception.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 15, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities of our shares of common stock, (ii) our two executive officers and directors, and (iii) our named executive officers as defined in Item 402(m)(2) of Regulation S-K. Unless otherwise indicated, the stockholder listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
Security Ownership of Management
Common Stock	Kgomotso Joyce Legida Chief Executive Officer, President and Director 8 Dorset Place, 65 Dorset Road Parkwood, Johannesburg South Africa, 2193	90,000,000 (Direct)	100.0%

Common Stock	B. Gordon Brooke Chief Financial Officer, Chief Accounting Officer, Secretary/Treasurer and Director 4A Wilberforce Avenue Niagara-on-the-Lake, Ontario, Canada, L0S 1J0	Nil	0.0%

Common Stock	All Officers and Directors as a Group (1 person)	90,000,000 (Direct)	100.0%

Security Ownership of Certain Beneficial Owners
Common Stock	Kgomotos Joyce Legida Chief Executive Officer, President and Director 8 Dorset Place, 65 Dorset Road Parkwood, Johanneburg South Africa, 2193	90,000,000 (Direct)	100.0%

Common Stock	B. Gordon Brooke Chief Financial Officer, Chief Accounting Officer, Secretary/Treasurer and Director 4A Wilberforce Avenue Niagara-on-the-Lake, Ontario Canada, L0S 1J0	Nil	0.0%

Notes:
(1)
A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on August 15, 2014.  As of August 15, 2014, there were 90,000,000 shares of our common stock issued and outstanding.

Changes in Control

There are no arrangements which may result in a change in control in the future.

Certain Relationships And Related Transactions

Except as described below, none of the following parties have, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that have or will materially affect us, other than as noted in this section:

1.	Any of our directors or officers;
2.	Any person proposed as a nominee for election as a director;
3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
4.	Any of our promoters; and
5.	Any member of the immediate family (including spouse, parents, children, step-parents, step-children, siblings and in-laws) of any of the foregoing persons.

On June 18, 2013, we issued 90,000,000 shares of common stock to one of our executive officer and director, Kgomotos Joyce Lediga, at a price of $0.001 per share.  The shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

Director Independence

Our common stock is not currently listed on a national securities exchange or an inter-dealer quotation system.  We intend to apply to have our common stock quoted on the OTCBB inter-dealer quotation system, which does not have director independence requirements.  Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  As Ms. Lediga and Mr. Brooke are our executive officers and directors, we have determined that Ms. Lediga and Mr. Brooke are not independent directors as defined under NASDAQ Rule 4200(a)(15).

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SUBJECT TO COMPLETION, DATED OCTOBER 2014

PROSPECTUS

ROSEWOOD RESOURCES, INC.

25,000,000 SHARES
COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 Other Expenses Of Issuance And Distribution

The estimated costs of this Offering are as follows:

Expenses(1)	US($)
SEC Registration Fee	$ 3.41
Transfer Agent Fees	1,500
Accounting Fees and Expenses	6,000
Form S-1 expenses	11,500
Miscellaneous- photocopying and courier	1,000
Total	$ 20,003

Notes:
(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be paid by Ms. Lediga.  Ms. Lediga, however, will pay any other expenses incurred in selling her common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers

Our two officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Rosewood.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Rosewood, even if they are unsuccessful in defending that action, if the officer or director:

(a)	is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Rosewood, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

However, with respect to actions brought by or on behalf of Rosewood against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Rosewood, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Bylaws provide that we will indemnify our officers and directors to the full extent permitted by law for any threatened, pending or completed actions or proceedings, whether they be civil, criminal, administrative or investigative, including actions or proceedings brought by or in the right of our company.

Advance of Expenses

As permitted by Chapter 78 of the NRS, we are to advance funds to our officers or directors for the payment of expenses incurred in connection with defending a proceeding brought against them in advance of a final disposition of the action, suit or proceeding. However, as a condition of our doing so, the officers or directors to which funds are to be advanced must provide us with undertakings to repay any advanced amounts if it is ultimately determined that they are not entitled to be indemnified for those expenses.

Insurance

Chapter 78 of the NRS and our Bylaws also allow us to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

Recent Sales Of Unregistered Securities

We issued 90,000,000 shares of our common stock on June 18, 2013 to Kgomotso Joyce Lediga, one of our executive officers and directors.  These shares were issued pursuant to Section 4(2) of the Securities Act at a price of $0.001 for total proceeds of $90,000.  These shares are restricted shares as defined in the Securities Act.

Exhibits and Financial Statement Schedules

Index of Exhibits

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation.
3.2	Bylaws
5.1	Opinion of Gary R. Henrie - Attorney at Law.
10.1	Option Agreement dated September 11, 2013 between Gordon Davidson and Rosewood Resources, Inc.
10.2	Agreement with Action Stock Transfer Corp dated June 25, 2013
10.3	Consulting Contract between Douglas Turnbull and Rosewood Resources, Inc. dated September 1, 2014
23.1	Consent of DKM Certified Public Accountants.
23.2	Consent of Gary R. Henie

Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Johannesburg, South Africa, on October 16, 2014.

ROSEWOOD RESOURCES, INC.
By:	/s/ Kgomotso Joyce Lediga
KGOMOTOS JOYCE LEDIGA
Chief Executive Officer, President and Director
(Principal Executive Officer)

Date:	October 16, 2014

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as members of the Board of Directors and in the capacities and on the dates indicated.

By:	/s/ Kgomotos Joyce Lediga
KGOMOTSO JOYCE LEDIGA
Chief Executive Officer, President and Director
(Principal Executive Officer)

Date:	October 16, 2014

By:	/s/ B. Gordon Brooke
B. GORDON BROOKE
Chief Financial Officer, Chief Accounting Officer, Secretary/Treasurer and Director
(Principal Financial Officer and Chief Accounting Officer)

Date:	October 16, 2014